                                                                    Exhibit 99.1


                                   Contact:    Arnold Agbayani
                                               Vice President, Finance & CFO
                                               IXYS Corporation
                                               3540 Bassett Street
                                               Santa Clara, California  95054
                                               (408) 982-0700

IXYS Reports Record Revenues And Sixteen Consecutive Quarters Of Revenue Growth

SANTA CLARA, CALIF. January 18, 2001 -- IXYS Corporation (NASDAQ:SYXI) today reported its eleventh consecutive quarter of record revenues and sixteenth consecutive quarter of increased revenues. For the third quarter ended December 31, 2000 of fiscal 2001, revenues were $29.2 million. This represents a 49.0% increase from the prior year quarter revenues of $19.6 million.

Net income for the quarter ended December 31, 2000 increased to $3,388,000 ($0.12 per share - diluted), compared to net income of $1,789,000 ($0.07 per share - diluted) in the prior year quarter, an increase of 89.4%.

Gross profit increased to $11.2 million, or 38.4% of net sales, for the third quarter of fiscal 2001. This compares with gross profit of $6.9 million, or 35.4% of net sales, for the prior year quarter.

For the nine months ended December 31, 2000 IXYS reports record revenues of $79.4 million and record gross profit of $29.1 million, or 36.6% of net sales. This compares with the prior year nine-month period revenues of $54.1 million and gross profit of $18.9 million, or 35.0% of net sales.

For the nine-month period ended December 31, 2000, net income (including $1.1 million of one-time income from a licensing agreement) was $9,770,000 ($0.35 per share, diluted), compared to the prior year nine-month net income of $4,523,000 ($0.18 per share, diluted), an increase of 116.0%.

"I thank our customers and congratulate the IXYS team for having achieved 16 consecutive quarters, or 4 straight years, of revenue growth. The fundamentals of our business continue to be strong. In line with our revenues, our backlog is also at a record level and is unprecedented in our history," said Nathan Zommer, President and CEO. "I am especially pleased that our products contribute to energy savings by increasing the efficiency of energy using devices. This is very significant in view of the recent energy shortages experienced in California."

IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power supplies, uninterruptible power supplies (UPS), motor drives, medical systems and transportation.

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IXYS also serves its markets with a combination of digital and analog integrated circuits (IC), including a line of unique high-speed, high-density static random access memory (SRAM) for the telecom and industrial markets.

The statements in this news release, other than historical financial information, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Further information on factors that could affect the Company's operations is detailed and included in the Company's Form 10-K, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2000 and 1999. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.

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                               IXYS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                         March 31,      December 31,
                                                           2000             2000
                                                         ---------      -----------
                                                                        (unaudited)
     ASSETS
Cash and cash equivalents ..........................     $   9,759      $  48,020
Trade accounts receivable, net .....................        16,863         24,204
Inventories, net ...................................        21,477         29,313
Other current assets ...............................           585            321
Deferred income taxes ..............................         1,627          1,627
                                                         ---------      ---------
        Total current assets .......................        50,311        103,485
Property and equipment, net ........................        10,175         11,820
Goodwill and other intangible assets, net ..........           231          2,185
Other ..............................................         1,546          3,483
Deferred income taxes ..............................           782            782
                                                         ---------      ---------
        Total assets ...............................     $  63,045      $ 121,755
                                                         =========      =========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion, capital leases ....................     $   1,365      $   1,618
Current portion, long term debt ....................         2,789            426
Accounts payable ...................................         5,467          7,305
Accrued liabilities ................................        10,345         13,943
                                                         ---------      ---------
        Total current liabilities ..................        19,966         23,292
Long term capital leases, net ......................         1,783          2,935
Long term debt, net ................................         5,544             87
Pension obligations ................................         4,855          4,832
                                                         ---------      ---------
        Total liabilities ..........................        32,148         31,146
                                                         ---------      ---------
Common stock, $0.01 par value:
  Issued and outstanding: 24,008,166 in March , 2000
  and 26,486,601 in December, 2000 .................           240            265
Additional paid-in capital .........................        43,204         92,617
Notes receivable from employees ....................          (861)          (823)
Cumulative translation adjustment ..................        (1,988)        (1,522)
Accumulated deficit ................................        (9,698)            72
                                                         ---------      ---------
        Total stockholders' equity .................        30,897         90,609
                                                         ---------      ---------
        Total liabilities and stockholders' equity .     $  63,045      $ 121,755
                                                         =========      =========

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

                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)
                                   (unaudited)

                                                                 Three Months Ended           Nine Months Ended
                                                                     December 31,                December 31,
                                                               ----------------------      ----------------------
                                                                 1999          2000          1999          2000
                                                               --------      --------      --------      --------
Net revenues .............................................     $ 19,592      $ 29,188      $ 54,081      $ 79,381
Cost of goods sold .......................................       12,654        17,991        35,161        50,316
                                                               --------      --------      --------      --------
        Gross profit .....................................        6,938        11,197        18,920        29,065
                                                               --------      --------      --------      --------
Operating expenses:
        Research, development and engineering ............        1,130         1,715         3,500         4,096
        Selling, general and administrative ..............        2,751         3,702         8,074         9,941
        Acquisition of in-process research and development
        Amortization of goodwill and intangibles .........          116            58           347           366
                                                               --------      --------      --------      --------
                Total operating expenses .................        3,997         5,475        11,921        14,403
                                                               --------      --------      --------      --------
        Operating income (loss) ..........................        2,941         5,722         6,999        14,662
Other income(expense), net ...............................          (45)         (260)         (144)        1,089
                                                               --------      --------      --------      --------
        Income (loss) before income tax provision ........        2,896         5,462         6,855        15,751
Income tax provision .....................................        1,107         2,074         2,332         5,981
                                                               --------      --------      --------      --------
Net income (loss) ........................................     $  1,789      $  3,388      $  4,523      $  9,770
                                                               ========      ========      ========      ========
Net income (loss) per share - basic ......................     $   0.07      $   0.13      $   0.19      $   0.39
                                                               ========      ========      ========      ========
Number of shares used in per share calculation - basic ...       23,970        25,971        23,929        25,182
                                                               ========      ========      ========      ========
Net income (loss) per share - diluted ....................     $   0.07      $   0.12      $   0.18      $   0.35
                                                               ========      ========      ========      ========
Number of shares used in per share calculation - diluted .       24,938        28,703        24,809        27,884
                                                               ========      ========      ========      ========

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